Exhibit 99.1

Xinyi Fluorite Company Ltd.
Financial Statements
For the year ended December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xinyi Fluorite Company Ltd

We have audited the accompanying balance sheets of Xinyi Fluorite Company Ltd. (the “Company”), as of December 31, 2010, and the related statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb & Co., LLP
Certified Public Accountants
New York, New York
March 24, 2011

XINYI FLUORITE COMPANY LTD
BALANCE SHEET

December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$60,140
Other deposits and prepayments, net	105,788
Inventories	279,154
Total current assets	445,082

Property, machinery and mining assets, net	525,432
Total assets	$970,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

Other payables and accruals	$133,497
Taxes payable	3,406
Due to related parties	504,111
Total liabilities	641,014

STOCKHOLDERS’ EQUITY:

Contributed capital	387,067
Accumulated other comprehensive income	89,865
Accumulated deficit	(147,432)
Total stockholders’ equity	329,500
Total liabilities and stockholders’ equity	$970,514

The accompanying notes are an integral part of these financial statements.

XINYI FLUORITE COMPANY LTD
STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Year Ended December 31,
2010

Net revenue	$740,353
Cost of sales	495,760
Gross profit	244,593

Operating expenses:
Selling and distribution expenses	20,424
General and administrative expenses	147,455
Total operating expenses	167,879

Net income from operations	76,714

Other income (expense):
Interest expense	(8,030)
Other, net	(29,696)
Total other expense	(37,726)

Income before income taxes	38,988

Income tax expenses	(18,509)

Net income	20,479

Other comprehensive income:
Foreign currency translation adjustments	10,295
Comprehensive income	$30,774

The accompanying notes are an integral part of these financial statements.

XINYI FLUORITE COMPANY LTD
STATEMENT OF STOCKHOLDERS’ EQUITY

			Accumulated
			Other	Total
	Contributed	Accumulated	Comprehensive	Stockholders'
	Capital	Deficit	Income	Equity

Balance at January 1, 2010	$387,067	$(167,911)	$79,570	$298,726

Net income	-	20,479	-	20,479
Foreign currency translation adjustment	-	-	10,295	10,295

Balance at December 31, 2010	$387,067	$(147,432)	$89,865	$329,500

The accompanying notes are an integral part of these financial statements.

XINYI FLUORITE COMPANY LTD
STATEMENT OF CASH FLOWS

Year Ended
December 31
2010

Cash flows from operating activities:
Net income	$20,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,187
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	436,612
Other deposits and prepayments	65,947
Inventories	(153,661)
Increase (decrease) in -
Accounts payable	(3,123)
Other payables and accruals	(38,262)
Taxes payable	3,406
Net cash provided by operating activities	423,585
Cash flows from investing activities:
Purchases of property, machinery and mining assets	(137,369)
Net cash used in investing activities	(137,369)
Cash flows from financing activities:
Due to related parties	46,088
Repayment at short-term bank loans	(322,193)
Net cash used in financing activities	(276,105)
Foreign currency translation adjustment	(4,926)

Net increase in cash and cash equivalents	5,185

Cash and cash equivalents at the beginning of the year	54,955
Cash and cash equivalents at the end of the year	$60,140

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$8,246
Cash paid for income tax	$18,509

The accompanying notes are an integral part of these financial statements.

XINYI FLUORITE COMPANY LTD

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESSS AND ORGANIZATION

Xinyi Fluorite Company Ltd. (“Xinyi” or the “Company”), is a limited liability company incorporated under the laws of the People’s Rebublic of China (“PRC”), a company based in Jingde County, Anhui Province, China. Xinyi’s primary business and assets relate to the mining of fluorite.

On January 13, 2011, China Shen Zhou Mining & Resources, Inc. (“China Shen Zhou”) (NYSE AMEX: SHZ), through its subsidiary Xingzhen Mining Ltd., entered into an equity transfer agreement to acquire 55% of the equity interests of Xinyi.

Pursuant to the Agreement, China Shen Zhou will acquire the Equity from the three original shareholders (Jia Xiangfu, a Chinese citizen, Yu Wuqiang, a Chinese citizen, and Chen Qiaolin, a Chinese citizen) of Xinyi for total consideration in the amount of RMB 65 million (approximately US$ 9.85 million) (the “Purchase Price”). The Purchase Price will comprise RMB 50 million (approximately US$ 7.58 million) of the Company’s common stock and RMB 15 million (approximately US$ 2.27 million) in cash. Also, two additional investors (Min Yong, a Chinese citizen, and Wang Changman, a Chinese citizen, will acquire 15% of the equity interests of Xinyi under the terms of the Agreement.

Pursuant to the Agreement, Xingzhen and the Other Investors also agreed to pay an additional RMB 28 million (approximately US$ 4.24 million) to Xinyi, an amount which includes RMB 20 million (US$ 3.03 million) for the renovation of Xinyi’s mining facilities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The Company’s financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves and value beyond proven and probable reserves that are the basis for future cash flow estimates utilized in impairment calculations, the estimated lives of the mineralized bodies based on estimated recoverable volume through the end of the period over which the company has extraction rights that are the basis for units-of-production depreciation, depletion and amortization calculations; estimates of fair value for certain reporting units and asset impairments (including impairments of goodwill, long-lived assets and investments); write-downs of inventory to net realizable value; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. Management evaluates all of its estimates and judgments on an on-going basis

Basis of Preparation

The accompanying financial statements have been prepared in conformity with US GAAP. The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of the PRC (“PRC GAAP”). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“USD”). All significant inter-company transactions and balances have been eliminated

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in the PRC and is not protected by FDIC insurance or any other similar insurance.

Accounts Receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Costs of finished goods are composed of raw materials, direct labor and an attributable portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property, Machinery and Mining Assets

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on mineralized material.

Mineral exploration costs are expensed according to the term of license granted to the Company. Extraction rights are stated at the lower of cost and recoverable amount.  When extraction rights are obtained from the government according to mining industry practice in the PRC, extraction rights and other costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the mineralized body based on estimated recoverable volume through to the end of the period over which the Company has extraction rights. At the Company’s surface mines, these costs include costs to further delineate the mineralized body and remove overburden to initially expose the mineralized body. At the Company’s underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on estimated recoverable volume in mineralized material. To the extent that these costs benefit the entire mineralized body, they are amortized over the estimated life of the mineralized body. Costs incurred to access specific mineralized blocks or areas that only provide benefit over the life of that area are amortized over the estimated life of that specific mineralized block or area.  Interest cost allocable to the cost of developing mining properties and to constructing new facilities, if any, is capitalized until assets are ready for their intended use.

Land use rights are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 25 years.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
(In years)
Land use rights	25
Buildings	25
Machinery	12
Mining assets	License term
Motor vehicle	6
Equipment	5
Extraction rights	License term
Exploration rights	License term

The Company’s extraction right licenses will expire in April 2011. The Company is in the process of renewing the licenses.

Foreign Currency

The Company’s principal country of operations is the PRC. The financial position and results of operations of the Company are recorded in Renminbi (“RMB”) as the functional currency, respectively. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US dollar”) are recorded in accumulated other comprehensive income, a separate component within shareholders’ equity.

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the financial statements were as follows:-

December 31, 2010
Balance sheet items, except for the registered and paid-up capital and retained earnings, as of year end	US$1=RMB6.6118

Amounts included in the statements of operations, statements of changes in stockholders’ equity and statements of cash flows for the years then end.	US$1=RMB6.7788

For the year ended December 31, 2010, foreign currency translation adjustment of approximately $10,295, have been reported as comprehensive income in the statement of stockholders’ equity and comprehensive income.

Although government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that RMB could be converted into U.S. dollars at that rate or any other rate.

The value of RMB against the U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in Chinese political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting.

Revenue Recognition

Revenue is recognized on the sale of products when title has transferred to the customer in accordance with the specified terms of each product sales agreement and all the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Generally, the Company’s product sales agreements provide that title and risk of loss pass to the customer when the quantity and quality of the products delivered are certified and accepted by the customer.

Sales revenue is recognized, net of PRC business taxes, sales discounts and returns at the time when the merchandise is sold to the customer. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns

Stripping Costs

Stripping costs are costs of removing overburden and other mine waste materials.  Stripping costs incurred during the production phase of a mine are variable production costs that are included as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sale of inventory.

Asset Impairment

(a) Long-lived Assets

The Company reviews and evaluates its long-lived assets including property, machinery and mining assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable metals, corresponding expected commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable metals” refers to the estimated amount of metals that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable metals from such exploration stage metal interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable metals prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Taxation

 (a) Enterprise Income Tax

Taxation on profits earned in the PRC is calculated on 10% of the revenue for the year at the rates of taxation prevailing in the PRC.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2010, are not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2010, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

(b) Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Transportation charges

Transportation charges represent costs to deliver the Company’s inventory to point of sale.  Transportation costs are expensed and charged to cost of sales as incurred.

Comprehensive Income (Loss)

Accumulated other comprehensive income includes foreign currency translation adjustments. Total accumulated other comprehensive income for the year ended December 31, 2010 was approximately $89,865.

Recently Issued Accounting Standards

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

NOTE 3 - OTHER DEPOSITS AND PREPAYMENTS

Other deposits and prepayments consist of the following:

December 31
2010
Prepaid expenses	$79,169
Other receivable	26,619
$105,788

NOTE 4 - INVENTORIES

Inventories consisted of the following:

December 31
2010
Raw materials	$2,398
Unprocessed ore	276,756
$279,154

NOTE 5 - PROPERTY, MACHINERY AND MINING ASSETS, NET

 Property, machinery and mining assets consisted of the following:

December 31
2010
Buildings	$90,289
Machinery	392,922
Mining assets	71,952
Motor vehicles	437,112
Equipment	3,996
996,271
Less:
Accumulated depreciation and amortization	(470,839)
$525,432

Depreciation and amortization

Depreciation and amortization expense in aggregate for the year ended December 31, 2010 was approximately $92,187.

Exploration and extraction rights

As in most jurisdictions, mineral rights in China are divided into two types: extraction rights and exploration rights. Extraction rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there are no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.”  According to the Ministry of Land and Resources, this privileged priority will be guaranteed under further amendments to be made in the near future.

Exploration rights refer to the right obtained in accordance with the law for exploring for mineral resources within the areas authorized by the exploration license.  The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economic value to mine and develop.   Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.

 NOTE 6 - OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

December 31
2010
Accruals for payroll, bonus and other operating expenses	$88,431
Others payables	45,066
$133,497

NOTE 7 - DUE TO RELATED PARTIES

Due to related parties consisted of the following:

December 31,
2010
Due to directors of the Company:
Mr. Xiangfu Jia (a) the General Manager of the Company	$504,111

NOTE 8 - DEFINED CONTRIBUTION RETIREMENT PLANS

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. The Company was required to make specified contributions to the state-sponsored retirement plan at 20% of the basic salary cost of their staff. The Staff of the Company is required to contribute 6% of his/her basic salary.

NOTE 9 - PRC STATUTORY RESERVES

In accordance with the PRC Companies Law, the Company’s PRC subsidiaries were required to transfer 10% of their profit after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profit after tax to the public welfare fund. With the amendment of the PRC Companies Law which was effective from January 1, 2006, enterprises in the PRC are no longer required to transfer any profit to the public welfare fund. Any balance of public welfare fund brought forward from December 31, 2005 should be transferred to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

NOTE 10 - ASSET RETIREMENT OBLIGATIONS

According to the “Rules on Mineral Resources Administration” and “Rules on Land Rehabilitation” of the PRC, mining companies causing damages to cultivated land, grassland or forest are required to restore the land to a state approved by the local governments. The Company has identified but not recognized the asset retirement obligations related to the Company’s two mining sites “Qingzheng Mine” and “Guangrong Mine”. These sites are still at the exploration stage. The asset retirement obligations related to these sites are not estimable until extraction rights and licenses are granted. Upon the approval and issuance of the extraction licenses, the Company will be able to reasonably estimate the settlement dates of, and apply an expected present value technique to determine and recognize the asset retirement obligations related to these mining sites.

NOTE 11 - ENVIRONMENTAL CHARGES

The Company’s mining and exploration activities are subject to various PRC laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects.

The Company’s mining operations are subject to “Natural Resource Compensation Charges”, the Company was charged at net revenue * 2%* a special index solely determined by the local government. For the year ended December 31, 2010, Natural Resource Compensation Charges of approximately $14,807, were charged to operations.

NOTE 12 - OPERATING RISK

Country risk

Currently, the Company’s revenues are mainly derived from sales in the PRC. The Company hopes to expand its operations in the PRC, however, there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

Products risk

The Company competes with larger companies, who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. There can be no assurance that the Company will remain competitive with larger competitors.

Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of PRC Renminbi (RMB) converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Political risk

Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally, the PRC allows a PRC corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company’s ability to operate in the PRC could be affected.

Key personnel risk

The Company’s future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

Non-compliance with financing requirements

The Company might need to obtain future financing that require timely filing of registration statements, and have declared effective those registration statements, to register the shares being offered by the selling stockholders in future financing. The Company might be subject to liquidated damages and other penalties if they continue to obtain future financing requiring registration statements, and not having those registration statements filed and declared effective in a prompt manner.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

General

The Company accounts for contingencies, using FASB issued guidance, accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could have been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Mining industry in PRC

The Company's mining operations are and will be subject to extensive national and local governmental regulations in China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

Environmental matters

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.  Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might be involved in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Capital commitment

There was no capital commitment for the Company for the year ended December 31, 2010.

NOTE 14 - CONCENTRATION OF CUSTOMERS AND SUPPLIERS

Substantially all of the Company’s bank accounts in banks located in the PRC are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks. The Company does not maintain fund in U.S. banks as of December 31, 2010.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the U.S. dollar and the RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions; however, such funds are not insured in the PRC.

The Company had one main customers who contributed $677,301 or 91% of the Company’s net revenue for the year ended December 31, 2010.

The following table shows the Company’s major customers (10% or more of net revenue) for the year ended December 31, 2010:

	Revenue	Percentage
Customer	(In dollars)	(%)
Xuancheng Hengyuan Mining Ltd	$677,301	91%

As of December 31, 2011, account receivable was zero.

In the years of 2010, the Company had no concentrated suppliers.

NOTE 15 - RELATED PARTY TRANSACTION

There was no related party transaction for the year ended December 31, 2010, except for the loan and repayment to the related parties. (see-Note 7)

NOTE 16 - OTHER INCOME, NET

Year ended December 31,
2010
Donations	$(29,652)
Others	(44)
$(29,696)

NOTE 17 - SUBSEQUENT EVENT

In accordance with ASC 855, “Subsequent Events” the Company evaluated subsequent events after the balance sheet date of December 31, 2010 through March 31, 2011, which is the date the financial statements were issued.

On January 13, 2011, all of the Company’s shareholders, Mr. Xiangfu Jia, Mr. Wuqiang Yu and Ms. Qiaoling Chen, entered into a Share Transfer Contract with Mr. Yong Min, Mr. Changman Wang, and Xingzhen Mining Ltd. a subsidiary of China Shen Zhou Mining & Resources, Inc., for the new shareholders to acquire total 70% of the Company.